Exhibit 10.2

AMENDMENT NO. 1 TO

MICHAEL HOLLAND EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement, dated as of December 20, 2021 (the “Amendment”) is by and between Kirkland’s, Inc., a Tennessee corporation having its corporate headquarters at 5310 Maryland Way, Brentwood, Tennessee 37027 (the “Company”) and Michael A. Holland, a resident of Nashville, Tennessee (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of January 11, 2021 (the “Agreement”), pursuant to which, among other things, the Company agreed to employ the Executive as its Chief Technology Officer;

WHEREAS, the Company and Executive have now agreed to an amendment to the Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, the parties hereto agree as follows:

1.Amendment of Section 4 of Agreement.  A new section 4(f) is added to the Agreement as follows:

“4(f) Relocation Bonus.  Within five (5) business days of the date of this Amendment, the Company will pay the Executive a relocation bonus of $125,000, less applicable deductions.  This payment is in addition to any bonus or moving expenses described in Executive’s December 21, 2020 offer letter from the Company.  Notwithstanding the foregoing, in the event that the Executive voluntarily resigns or is terminated with cause within twenty-four months of the date of this Amendment, Executive agrees to repay the above bonus in full, with such repayment to be made within thirty (30) days of Executive’s departure.”

2.Miscellaneous Provisions.

(a)The Agreement is hereby, and shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the Agreement shall hereinafter be determined and enforced under the Agreement, as amended, subject in all respects to such amendments, modifications, and supplements, and all terms and conditions of this Amendment.

(b)Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

(c)Except as provided by this Amendment, or unless the context or use indicates another or different meaning or intent, the words and terms used in this Amendment shall have the same meaning as in the Agreement.

(d)This Amendment may be executed in two or more counterparts, each of which when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KIRKLAND’S, INC.

By: /s/ Steve C. Woodward

Its: President and Chief Executive Officer

EXECUTIVE:

/s/ Michael A. Holland

Michael A. Holland